Exhibit 99.1

Bruker Reports Fourth Quarter and Full Year 2025 Financial Results

•
Q4-25 revenues of $977.2 million, flat year-over-year (yoy), down ~5% organically
•
Q4-25 GAAP diluted earnings per share (EPS) of $0.10; non-GAAP diluted EPS of $0.59
•
FY25 revenues of $3.44 billion, up ~2% yoy, down ~4% organically
•
FY25 GAAP diluted loss per share of $(0.15); non-GAAP diluted EPS of $1.83
•
Bruker initiates FY26 guidance:
o
Revenues of $3.57 to $3.60 billion, up 4% to 5% yoy, with organic growth of 1% to 2%
o
Non-GAAP EPS of $2.10 to $2.15, up 15% to 17% yoy, including an ~8% FX headwind

BILLERICA, Massachusetts – February 12, 2026 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its fourth quarter and for the full year ended December 31, 2025.

Frank H. Laukien, Bruker’s President and CEO, commented: “At the conclusion of a difficult year 2025, with headwinds from academic funding, tariffs and currencies, we are pleased that in the fourth quarter we delivered revenues ahead of our expectations. A recovery in biopharma and industrial research markets in the second half of the year, as well improvements in semiconductor orders enabled our Scientific Instruments segment to achieve a book-to-bill ratio greater than 1.0x for the second quarter in a row, while our BEST segment booked strong multi-year orders.”

He continued: “While our fourth quarter margin recovery progressed well sequentially, it was still lagging our prior guidance. Therefore, we have decided to drive our major cost-savings initiatives beyond the upper end of our previous range, and we are poised to deliver very significant operating margin expansion and double-digit EPS growth in 2026. We expect continued improvements in our markets to drive demand for our differentiated post-genomic discovery, translational and diagnostics solutions. Our FY26 guidance assumes a return to organic revenue growth by the second quarter, with LSD organic growth for the full year.”

Fourth Quarter 2025 (Q4-25) Financial Results

Bruker’s revenues for the fourth quarter of 2025 were $977.2 million, a decrease of 0.2% compared to $979.6 million in the fourth quarter of 2024. In Q4-25, revenues decreased organically by 5.1%, while growth from acquisitions was 0.8%, and foreign currency translation provided a growth tailwind of 4.1%.

Q4-25 Bruker Scientific Instruments (BSI) revenues of $907.7 million decreased 0.4% yoy, with an organic decrease of 5.1%. Q4-25 Bruker Energy & Supercon Technologies (BEST) revenues of $71.5 million decreased 0.8% yoy, with an organic decrease of 5.1%, net of intercompany eliminations.

Q4-25 GAAP operating income was $76.3 million, compared to $72.1 million in the fourth quarter of 2024. Bruker’s Q4-25 non-GAAP operating income was $153.5 million, compared to $177.5 million Q4-24, and Q4-25 non-GAAP operating margin was 15.7%, compared to 18.1% in Q4-24.

Q4-25 GAAP diluted EPS was $0.10, compared to diluted EPS of $0.09 in Q4-24. Fourth quarter 2025 non-GAAP diluted EPS was $0.59, compared to $0.76 in Q4-24.

Fiscal Year 2025 (FY25) Financial Results

FY25 revenues were $3.44 billion, an increase of 2.1% from $3.37 billion in FY24. Our FY25 revenues decreased 3.7% organically yoy, while growth from acquisitions was 3.5%, and foreign currency translation was a 2.3% tailwind.

FY25 BSI revenues of $3.17 billion increased 2.4% compared to $3.10 billion in FY24, with organic revenue decreasing by 3.5%. FY25 BEST revenues of $270.9 million decreased 4.3%, compared to $283.0 million in FY24, with an organic decrease of 5.4%, net of intercompany eliminations.

FY25 GAAP operating income was $68.2 million, compared to $253.1 million in FY24. Our FY25 GAAP results reflect the impact of non-cash impairment charges to goodwill and intangible assets totaling $127.2 million and restructuring charges of $77.4 million primarily recorded during Q3-25. Non-GAAP operating income in FY25 was $433.1 million, a decrease of 16.4% compared to $518.0 million in FY24. Bruker’s non-GAAP operating margin in FY25 was 12.6% compared to 15.4% in FY24.

FY25 GAAP diluted loss per share was $(0.15), compared to EPS of $0.76 in FY24. Our FY25 non-GAAP diluted EPS was $1.83, compared to $2.41 in FY24.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Fiscal Year 2026 (FY26) Financial Outlook

Bruker expects FY26 revenues of $3.57 to $3.60 billion, compared to FY25 revenues of $3.44 billion, with 4% to 5% year-over-year reported revenue growth, including:

•
Organic revenue growth of 1% to 2%, including an expected MSD organic revenue decline in Q1-26
•
M&A revenue growth contribution of approximately 1.5%
•
Foreign currency translation revenue tailwind of approximately 1.5%

Bruker expects FY26 non-GAAP EPS of $2.10 to $2.15, compared to $1.83 in FY25, an increase of 15% to 17% year-over-year. This includes a currency headwind of approximately $0.15, or 8%, implying constant exchange rate (CER) non-GAAP EPS growth of 23% to 25% yoy.

Our FY26 revenue and non-GAAP EPS guidance is based on foreign currency exchange rates as of December 31, 2025.

For the Company’s outlook for 2026 organic revenue growth, M&A revenue growth, constant exchange rate revenue growth, and constant exchange rate non-GAAP EPS growth, and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, February 12, 2026, at 8:30 am Eastern Standard Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q4 2025 Earnings Webcast” hyperlink. A slide presentation will be referenced during the webcast and will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (U.S. toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Fourth Quarter 2025 Earnings Conference Call.”

Bruker is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10206287/10332ea6fdd and enter their contact information. Investors will then be issued a personalized phone number and PIN to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call.

A telephone replay of the conference call will be available by dialing 1-855-669-9658 (U.S. toll free) or +1-412-317-0088 (international) and entering replay access code: 3922903. The replay will be available beginning one hour after the end of the conference call through March 12, 2026.

About Bruker Corporation – Leader of the Post-Genomic Era (Nasdaq: BRKR)

Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in specialty diagnostics, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating income margin; non-GAAP SG&A expense; non-GAAP interest and other income (expense), net; non-GAAP profit before income taxes; non-GAAP income tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, impairments, acquisition and related integration expenses, amortization of acquired intangible assets, and other non-operational costs.

We also may refer to CER currency revenue growth, CER non-GAAP EPS growth, and free cash flow which are also non-GAAP financial measures. We define the term CER currency revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates. We define the term CER EPS as non-GAAP EPS excluding the effect of changes in foreign currency translation rates. We define free cash flow as net cash provided by operating activities, less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. However, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2026 non-GAAP organic revenue, non-GAAP M&A revenue, and non-GAAP EPS, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP organic revenue and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future revenues and EPS presented in accordance with GAAP.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2026 and beyond financial outlook, our outlook for reported revenue growth, organic revenue growth, M&A revenue growth contributions, CER currency revenue growth, margin improvements, foreign currency translation revenue impact, EPS, non-GAAP EPS, and CER Non-GAAP EPS growth; effects of academic market and tariff dynamics on our future financial results and our ability to mitigate such effects in the future; management’s expectations for the impact of foreign currency and acquisitions; the effects of our expanded cost savings initiatives; and for future financial and operational performance and business outlook; future economic conditions; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, (1) the length and severity of any recession and the impact on global economic conditions, (2) the impact of supply chain challenges, including inflationary pressures, (3) the impact of geopolitical instability and tensions and any sanctions, including any reduction in natural gas exports from Russia resulting from the ongoing conflict with Ukraine and resulting market disruptions, such as higher prices for and reduced availability of key metals used in our products, (4) the conflict in Israel, Palestine and surrounding areas and the possible expansion of such conflicts and potential geopolitical consequences, (5) the ongoing tensions between the United States and China, tariff and trade policy changes and restrictions, and the increasing potential of conflict involving countries in Asia that are critical to our supply chain operations, such as Taiwan and China, (6) continued volatility in the capital markets, (7) the impact of increased interest rates, (8) the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, including our recent acquisitions of PhenomeX, ELITech, Chemspeed, and NanoString, (9) our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, (10) the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third party distributors, capital spending and government funding policies, (11) changes in governmental regulations, intellectual property rights, and litigation, (12) exposure to foreign currency fluctuations, (13) the impact of foreign currency exchange rates, (14) our ability to service our debt obligations and fund our anticipated cash needs, (15) the effect of a concentrated ownership of our common stock, (16) the loss of key personnel, (17) payment of future dividends, (18) the impact (if any) of macroeconomic issues, and (19) other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2024, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by applicable law.

Contact:

Joe Kostka

Director, Investor Relations

Bruker Corporation

T: +1 (978) 313-5800

E: Investor.Relations@bruker.com

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$977.2	$979.6	$3,436.5	$3,366.4
Cost of revenue	528.0	486.3	1,858.8	1,716.9
Gross profit	449.2	493.3	1,577.7	1,649.5
Operating expenses:
Selling, general and administrative	247.2	247.3	946.5	893.8
Research and development	99.6	104.4	395.2	376.5
Goodwill impairment charge	—	—	96.5	—
Other charges, net	26.1	69.5	71.3	126.1
Total operating expenses	372.9	421.2	1,509.5	1,396.4
Operating income	76.3	72.1	68.2	253.1
Bargain purchase gain (loss) and associated measurement period adjustments	—	(8.0)	—	(8.0)
Other Interest and other income (expense)	(8.1)	(8.0)	(46.2)	(38.2)
Interest and other (expense), net	(8.1)	(16.0)	(46.2)	(46.2)
Income before income taxes, equity in losses of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries (a)	68.2	56.1	22.0	206.9
Income tax provision	37.8	40.7	29.3	91.4
Equity in losses of unconsolidated investees, net of tax	(1.2)	(1.5)	(1.0)	(1.7)
Consolidated net income (loss)	29.2	13.9	(8.3)	113.8
Net income attributable to noncontrolling interests in consolidated subsidiaries	3.2	0.2	0.3	0.7
Net income (loss) attributable to Bruker Corporation	$26.0	$13.7	$(8.6)	$113.1
Dividends on Series A Mandatory Convertible Preferred Stock	11.1	—	13.9	—
Net income (loss) attributable to Bruker Corporation common shareholders	$14.9	$13.7	$(22.5)	$113.1
Net income (loss) per common share attributable to Bruker Corporation common shareholders:
Basic	$0.10	$0.09	$(0.15)	$0.76
Diluted	$0.10	$0.09	$(0.15)	$0.76
Weighted average common shares outstanding:
Basic	152.0	151.6	151.8	149.0
Diluted	152.5	152.0	151.8	149.5
(a)
On subsequent pages this is referred to as “Profit before income tax”.

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue by Segment:
Bruker BioSpin	$267.0	$272.4	$878.8	$905.7
Bruker CALID	331.6	320.6	1,210.2	1,093.5
Bruker Nano	309.1	318.3	1,084.3	1,098.3
BSI Revenue Total	907.7	911.3	3,173.3	3,097.5
BEST	71.5	72.1	270.9	283.0
Eliminations	(2.0)	(3.8)	(7.7)	(14.1)
Total revenue	$977.2	$979.6	$3,436.5	$3,366.4

Revenue by End Customer Geography:
United States	$225.0	$261.0	$891.3	$938.5
Europe	377.0	373.1	1,247.2	1,183.7
Asia Pacific	301.2	278.0	1,028.4	989.7
Other	74.0	67.5	269.6	254.5
Total revenue	$977.2	$979.6	$3,436.5	$3,366.4

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data

The tables below present the GAAP to Non-GAAP reconciliation for the three months and year ended December 31, 2025, and December 31, 2024, respectively, for the following measures: Gross Profit and Gross Profit Margin; Selling, General and Administrative (“SG&A”) Expenses; Operating Income and Operating Income Margin; Interest and Other Income (Expense), net; Profit before Income Taxes; Net Income Attributable to Bruker Corporation Common Shareholders; Diluted net income (loss) per common share; and Income Tax rate.

	Gross Profit	Gross Profit Margin	SG&A Expenses	Operating income	Operating Income Margin	Interest and other income (expense), net	Profit before income tax (a)	Net income attributable to Bruker Corporation Common Shareholders	Diluted net income per common share	Income Tax Rate
Three Months Ended December 31, 2025:
GAAP	$449.2	46.0%	$247.2	$76.3	7.8%	$(8.1)	$68.2	$14.9	$0.10	55.4%
Non-GAAP adjustments:
Restructuring costs	14.8	1.5%	—	25.4	2.6%	—	25.4	25.4	0.15	—
Acquisition-related costs (liability remeasurements)	2.8	0.3%	—	(0.8)	(0.1)%	—	(0.8)	(0.8)	—	—
Acquired in-process research and development expenses	—	—	—	13.5	1.4%	—	13.5	13.5	0.08	—
Acquisition-related hybrid liability remeasurements	—	—	—	(8.2)	(0.8)%	—	(8.2)	(8.2)	(0.05)	—
Purchased intangibles amortization	14.8	1.5%	(17.2)	32.1	3.3%	—	32.1	32.1	0.19	—
Acquisition-related litigation charges	—	—	—	8.6	0.9%	—	8.6	8.6	0.05	—
Goodwill and intangible assets impairment charges	—	—	—	0.6	0.1%	—	0.6	0.6	—	—
Investments related adjustments	—	—	—	—	—	5.1	5.1	5.1	0.03	—
Other costs	1.4	0.1%	—	6.0	0.5%	—	6.0	6.0	0.02	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(7.3)	(0.05)	(3.8)%
Other discrete items	—	—	—	—	—	—	—	—	—	(21.7)%
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	1.2	0.01	—
Dividends on Series A Mandatory Convertible Preferred Stock	—	—	—	—	—	—	—	11.1	0.06	—
Noncontrolling interests related to non-GAAP adjustments	—	—	—	—	—	—	—	(0.1)	—	—
Total Non-GAAP adjustments	33.8	3.4%	(17.2)	77.2	7.9%	5.1	82.3	87.2	0.49	(25.5)%
Non-GAAP	$483.0	49.4%	$230.0	$153.5	15.7%	$(3.0)	$150.5	$102.1	$0.59	29.9%

Three Months Ended December 31, 2024:
GAAP	$493.3	50.4%	$247.3	$72.1	7.4%	$(16.0)	$56.1	$13.7	$0.09	72.5%
Non-GAAP adjustments:
Restructuring costs	1.8	0.2%	—	7.1	0.7%	—	7.1	7.1	0.05	—
Acquisition-related costs	3.5	0.4%	—	8.4	0.9%	—	8.4	8.4	0.06	—
Acquisition-related hybrid liability remeasurements	—	—	—	21.2	2.1%	—	21.2	21.2	0.13	—
Purchased intangibles amortization	14.1	1.4%	(13.6)	29.1	3.0%	—	29.1	29.1	0.19	—
Acquisition-related litigation charges	—	—	—	35.7	3.6%	—	35.7	35.7	0.23	—
Bargain purchase gain (loss) and associated measurement period adjustments	—	—	—	—	—	8.0	8.0	8.0	0.05	—
Investments related adjustments	—	—	—	—	—	0.1	0.1	0.1	—	—
Other costs	1.5	0.1%	—	3.9	0.4%	—	3.9	3.9	0.03	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(14.4)	(0.09)	(42.3)%
Other discrete items	—	—	—	—	—	—	—	—	—	2.3%
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	1.5	0.01	—
Noncontrolling interests related to non-GAAP adjustments	—	—	—	—	—	—	—	1.1	0.01	—
Total Non-GAAP adjustments	20.9	2.1%	(13.6)	105.4	10.7%	8.1	113.5	101.7	0.67	(40.0)%
Non-GAAP	$514.2	52.5%	$233.7	$177.5	18.1%	$(7.9)	$169.6	$115.4	$0.76	32.5%
(a)
Referred to as “Income before income taxes, equity in losses of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries” in the GAAP condensed consolidated statements of operations.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

	Gross Profit	Gross Profit Margin	SG&A Expenses	Operating income	Operating Income Margin	Interest and other income (expense), net	Profit before income tax (a)	Net (loss) income attributable to Bruker Corporation Common Shareholders	Diluted net (loss) income per common share	Income Tax Rate
Twelve Months Ended December 31, 2025
GAAP	$1,577.7	45.9%	$946.5	$68.2	2.0%	$(46.2)	$22.0	$(22.5)	$(0.15)	133.2%
Non-GAAP adjustments:
Restructuring costs	42.0	1.2%	—	77.4	2.3%	—	77.4	77.4	0.51	—
Acquisition-related costs	9.9	0.3%	—	16.3	0.5%	—	16.3	16.3	0.11	—
Acquired in-process research and development expenses	—	—	—	13.5	0.4%	—	13.5	13.5	0.09	—
Acquisition-related hybrid liability remeasurements	—	—	—	(50.2)	(1.5)%	—	(50.2)	(50.2)	(0.33)	—
Purchased intangibles amortization	58.4	1.7%	(62.1)	121.2	3.5%	—	121.2	121.2	0.80	—
Acquisition-related litigation charges	—	—	—	35.3	1.0%	—	35.3	35.3	0.23	—
Goodwill and intangible assets impairment charges	18.3	0.5%	—	127.2	3.7%	—	127.2	127.2	0.84	—
Investments related adjustments	—	—	—	—	—	16.4	16.4	16.4	0.11	—
Other costs	5.7	0.2%	—	24.2	0.7%	—	24.2	24.2	0.16	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(80.1)	(0.54)	(98.2)%
Other discrete items	—	—	—	—	—	—	—	—	—	(7.9)%
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	1.0	0.01	—
Noncontrolling interests related to non-GAAP adjustments	—	—	—	—	—	—	—	(1.6)	(0.01)	—
Total Non-GAAP adjustments	134.3	3.9%	(62.1)	364.9	10.6%	16.4	381.3	300.6	1.98	(106.1)%
Non-GAAP	$1,712.0	49.8%	$884.4	$433.1	12.6%	$(29.8)	$403.3	$278.1	$1.83	27.1%

Twelve Months Ended December 31, 2024
GAAP	$1,649.5	49.0%	$893.8	$253.1	7.5%	$(46.2)	$206.9	$113.1	$0.76	44.2%
Non-GAAP adjustments:
Restructuring costs	11.6	0.3%	—	24.7	0.7%	—	24.7	24.7	0.17	—
Acquisition-related costs	22.0	0.7%	—	51.9	1.5%	—	51.9	51.9	0.35	—
Acquisition-related hybrid liability adjustments	—	—	—	24.1	0.8%	—	24.1	24.1	0.16	—
Goodwill and intangible assets impairment charges	0.4	—	—	0.4	—	—	0.4	0.4	—	—
Purchased intangibles amortization	47.8	1.4%	(49.6)	99.1	2.9%	—	99.1	99.1	0.66	—
Acquisition-related litigation charges	—	—	—	46.0	1.4%	—	46.0	46.0	0.31	—
Bargain purchase gain (loss) and associated measurement period adjustments	—	—	—	—	—	8.0	8.0	8.0	0.05	—
Investments related adjustments	—	—	—	—	—	24.3	24.3	24.3	0.16	—
Other costs	5.6	0.2%	—	18.7	0.6%	—	18.7	18.7	0.13	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(52.6)	(0.36)	(15.4)%
Other discrete items	—	—	—	—	—	—	—	—	—	(0.2)%
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	1.7	0.01	—
Noncontrolling interests related to non-GAAP adjustments	—	—	—	—	—	—	—	1.1	0.01	—
Total Non-GAAP adjustments	87.4	2.6%	(49.6)	264.9	7.9%	32.3	297.2	247.4	1.65	(15.6)%
Non-GAAP	$1,736.9	51.6%	$844.2	$518.0	15.4%	$(13.9)	$504.1	$360.5	$2.41	28.6%
(a)
Referred to as “Income before income taxes, equity in losses of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries” in the GAAP condensed consolidated statements of operations.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

The tables below present the GAAP to Non-GAAP reconciliation for weighted average common shares outstanding (Diluted), CER currency revenue, and organic revenue:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP Weighted Average Common Shares Outstanding (Diluted)	152.5	152.0	151.8	149.5
Stock options, restricted stock units, and employee stock purchase plan (a)	—	—	0.4	—
Series A Mandatory Convertible Preferred Stock (b)	19.2	—	—	—
Non-GAAP Weighted Average Common Shares Outstanding (Diluted)	171.7	152.0	152.2	149.5
(a)
The non-GAAP adjustment includes the impact that is anti-dilutive on a GAAP basis for the year ended December 31, 2025, because the Company reported a GAAP net loss.
(b)
The impact of the Series A Mandatory Convertible Preferred Stock (MCP) calculated under the if-converted method was dilutive for Non-GAAP EPS for the three months ended December 31, 2025. As such 19.2 million shares underlying the MCP were included in the calculation of Non-GAAP diluted EPS and the related MCP dividends of $11.1 million were excluded from the calculation of Non-GAAP net earnings for diluted EPS for the three months ended December 31, 2025. The impact of the MCP calculated under the if-converted method was anti-dilutive for Non-GAAP EPS for the year ended December 31, 2025 and as such the related MCP dividends of $13.9 million were included in the calculation of Non-GAAP net earnings for diluted EPS for the year ended December 31, 2025. There was no MCP outstanding for the comparative periods in 2024.

	Total Bruker			Bruker Scientific Instruments (a)			BEST
Three Months Ended December 31,	2025	yoy growth (c)	2024	2025	yoy growth (c)	2024	2025	yoy growth (c)	2024
GAAP revenue	$977.2	(0.2)%	$979.6	$907.7	(0.4)%	$911.3	$69.5	1.8%	$68.3
Effect of changes in foreign currency translation rates	39.7		(9.9)	35.0		(9.3)	4.7		(0.6)
Non-GAAP CER currency revenue	937.5	(4.3)%	989.5	872.7	(4.2)%	920.6	64.8	(5.1)%	68.9
Acquisitions (b)	7.7		101.8	7.7		101.8	-		-
Non-GAAP Organic revenue	$929.8	(5.1)%	$887.7	$865.0	(5.1)%	$818.8	$64.8	(5.1)%	$68.9

	Total Bruker			Bruker Scientific Instruments (a)			BEST
Twelve Months Ended December 31,	2025	yoy growth (c)	2024	2025	yoy growth (c)	2024	2025	yoy growth (c)	2024
GAAP revenue	$3,436.5	2.1%	$3,366.4	$3,173.3	2.4%	$3,097.5	$263.2	(2.1)%	$268.9
Effect of changes in foreign currency translation rates	77.6		(13.1)	68.7		(13.2)	8.9		0.1
Non-GAAP CER currency revenue	3,358.9	(0.2)%	3,379.5	3,104.6	0.2%	3,110.7	254.3	(5.4)%	268.8
Acquisitions (b)	116.3		296.7	116.3		296.7	-		-
Non-GAAP Organic revenue	$3,242.6	(3.7)%	$3,082.8	$2,988.3	(3.5)%	$2,814.0	$254.3	(5.4)%	$268.8
(a)
Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI BioSpin, CALID, and Nano Segments as presented in our Annual Report on Form 10-K for the year ended December 31, 2024.
(b)
We define the term acquisitions revenue as GAAP revenue from M&A activities excluding the effect of changes in foreign currency translation rates.
(c)
Yoy growth rates are calculated as the percentage increase (or decrease) in GAAP revenue, Non-GAAP CER currency revenue, and Non-GAAP organic revenue relative to GAAP revenue in the comparable prior year.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

The table below present the GAAP to Non-GAAP reconciliation for free cash flow:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:	$229.8	$190.0	$134.1	$251.3
Non-GAAP adjustments:
Purchases of property, plant and equipment	(22.6)	(36.7)	(90.8)	(115.3)
Non-GAAP free cash flow	$207.2	$153.3	$43.3	$136.0

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$298.8	$183.4
Accounts receivable, net	544.9	565.5
Inventories	1,094.6	1,067.8
Other current assets	274.2	236.5
Total current assets	2,212.5	2,053.2
Property, plant and equipment, net	744.8	669.3
Goodwill, intangibles, net and other long-term assets	3,284.1	3,084.2
Total assets	$6,241.4	$5,806.7

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$16.6	$32.5
Accounts payable	215.9	234.1
Deferred revenue and customer advances	441.3	438.2
Other current liabilities	605.4	576.5
Total current liabilities	1,279.2	1,281.3
Long-term debt	1,852.5	2,061.8
Other long-term liabilities	599.4	648.4

Redeemable noncontrolling interests	36.8	18.1

Total shareholders' equity	2,473.5	1,797.1
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$6,241.4	$5,806.7

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Consolidated net income (loss)	$29.2	$13.9	$(8.3)	$113.8
Adjustments to reconcile consolidated net income (loss) to cash flows from operating activities:
Depreciation and amortization	58.1	52.9	220.3	183.8
Deferred income taxes	(39.3)	(19.6)	(104.5)	(63.8)
Impairment of goodwill, intangible assets, other long-lived assets, and certain minority investments	4.8	1.0	152.3	28.5
Bargain purchase gain and associated measurement period adjustments	—	8.0	—	8.0
Other non-cash expenses, net	52.6	42.8	18.9	59.2
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Income taxes (payable) refundable, net	36.5	2.1	(94.0)	(15.3)
Accounts payable and accrued expenses	6.9	83.2	(86.0)	109.7
Other changes in operating assets and liabilities, net	81.0	5.7	35.4	(172.6)
Net cash provided by operating activities	229.8	190.0	134.1	251.3

Cash flows from investing activities:
Purchases of property, plant and equipment	(22.6)	(36.7)	(90.8)	(115.3)
Cash paid for business combinations, net of cash acquired	(4.2)	(22.9)	(73.9)	(1,599.6)
Cash paid for in-process research and development and related assets	(29.4)	—	(29.4)	—
Other investing activities, net	0.7	(1.0)	(2.4)	(42.4)
Net cash used in investing activities	(55.5)	(60.6)	(196.5)	(1,757.3)

Cash flows from financing activities:
Repayments of revolving lines of credit	—	(224.1)	(793.8)	(1,212.7)
Proceeds from revolving lines of credit	—	176.9	765.5	1,250.3
Repayment of long-term debt	(145.2)	(7.6)	(466.5)	(135.4)
Proceeds from long-term debt	—	1.2	3.5	973.7
Proceeds from issuance of Series A Mandatory Convertible Preferred Stock, net of issuance costs	0.2	—	669.7	—
Proceeds from issuance of common stock, net	—	—	—	403.0
Payment of dividends to common shareholders	(7.5)	(7.6)	(22.8)	(30.2)
Payment of dividends to Series A Mandatory Convertible Preferred Shareholders	(10.1)	—	(10.1)	—
Repurchase of common stock	—	—	(10.0)	—
Other financing activities, net	(5.0)	(13.8)	(0.4)	(18.9)
Net cash provided by (used in) financing activities	(167.6)	(75.0)	135.1	1,229.8
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.9)	(19.4)	43.7	(28.7)
Net increase (decrease) in cash, cash equivalents and restricted cash	5.8	35.0	116.4	(304.9)
Cash, cash equivalents and restricted cash at beginning of period	297.3	151.7	186.7	491.6
Cash, cash equivalents and restricted cash at end of period	$303.1	$186.7	$303.1	$186.7